Exhibit 99.2

CONSENT OF MAXIM GROUP LLC

June 30, 2014

Digital Cinema Destinations Corp.

250 East Broad Street

Westfield, NJ 07090

Attention: Special Committee of the Board of Directors of Digital Cinema Destinations Corp.

RE: Proxy Statement of Digital Cinema Destinations Corp. (“Digiplex”)/Prospectus of Carmike Cinemas, Inc. (“Carmike”) which forms part of the Registration Statement on Form S-4 of Carmike (the “Registration Statement”).

Ladies and Gentlemen:

Reference is made to our opinion letter (“opinion”), dated May 15, 2014, to the Special Committee of the Board of Directors of Digiplex (the “Special Committee”). We understand that Digiplex has determined to include our opinion in the Proxy Statement of Digiplex/Prospectus of Carmike (the “Proxy Statement/Prospectus”) included in the above referenced Registration Statement.

Our opinion was prepared exclusively for the use of the Special Committee in its deliberation of the transaction contemplated therein and may not be used for any other purpose, including the Proxy Statement/Prospectus, without our prior written consent, except unless required to be produced to a valid legal or regulatory request. In that regard, we hereby consent to the reference to our opinion in the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and to the inclusion of our opinion as an Annex to the Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that this consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement as of the date hereof and that our opinion is not to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MAXIM GROUP LLC